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                                                                    EXHIBIT 10.2

                                IA CORPORATION I
                      SEVERANCE AND NON-COMPETE AGREEMENT
                      -----------------------------------



     THIS AGREEMENT is made as of July 27, 1998 by IA Corporation I, a Delaware Corporation (the "Company") and Dr. C. V. Ravi (the "Executive").

1. Effective Date.  This Agreement supersedes and replaces the agreement dated
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July 31, 1992, between Integrated Automation and Design, Inc, IA Corporation and
Dr. C.V. Ravi. The Effective Date of this Agreement shall be the date the Company hires a Chief Executive Officer to replace Executive.

2. Definitions.  For the purposes of this Agreement, the following terms shall
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have the meaning set forth below:

   a.  Cause.  "Cause" shall mean (i) Executive's continued failure to
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substantially perform Executive's principal duties and responsibilities  (other than as a result of Disability or death) after thirty (30) days written notice from the Company specifying the nature of Executive's failure and demanding that such failure be remedied; (ii) Executive's material and continuing breach of Executive's obligations to the Company set forth in Executive's employment agreement, or any written rule, regulation or policy of the Company applicable to all employees after thirty (30) days written notice from the Company specifying the nature of Executive's breach and demanding that such breach be remedied (unless such breach by its nature cannot be cured, in which case an opportunity to cure shall not be required); (iii) Executive's being convicted of a felony; or (iv) act or acts of dishonesty undertaken by Executive and intended to result in substantial gain or personal enrichment of Executive at the expense of the Company.

   b.  Change of Control.  "Change of Control" shall mean the occurrence of any
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of the following events:

       i. Any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than Warburg, Pincus Investors L.P. or its affiliates, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company's then outstanding voting securities; or

       ii. The consummation of (A) a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or the entity that controls such surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or the entity that controls such surviving entity outstanding immediately after such merger or consolidation; or (B) the sale or disposition by the Company of all or substantially all of the Company's assets.

   c.  Constructive Termination.  "Constructive Termination" shall mean a
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termination of employment due to any of the following, unless agreed to by
Executive in writing: (i) a reduction in Executive's salary or benefits (except in connection with a decrease to be applied equally to all executives of the Company because the Company's performance has decreased, and excluding the substitution of substantially equivalent compensation and benefits); (ii) a material diminution of Executive's responsibilities (e.g., title, primary duties, resources); (iii) relocation of Executive by the Company to a location more than fifty (50) miles from Emeryville, California; or (iv) failure of a successor to assume and perform under this Agreement.

   d.  Disability.  "Disability" shall mean that Executive, at the time notice
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is given, has been unable to perform Executive's duties under this Agreement for a period of not less than ninety (90) days consecutively as the result of Executive's incapacity due to physical or mental illness. In the event that Executive resumes the performance of substantially all of Executive's duties hereunder within ninety (90) days of the commencement of leave before the termination of employment under Section 6(b)(iii) becomes effective, the notice of termination shall automatically be deemed to have been revoked. This paragraph will be interpreted in compliance with the Americans with Disabilities Act.
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3. Duties.  Executive shall serve as Chairman of the Board and Chief Strategy
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Officer of the Company.

4. Payments Upon Termination of Employment.
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   a.  Termination Without Cause, Constructive Termination, Disability, Death or
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Termination by Mutual Agreement .  If the Company terminates Executive's
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employment other than for Cause, or if Executive resigns as a result of a
Constructive Termination, Change of Control or if Executive's employment is terminated due to Disability, Death or by mutual agreement, Executive shall be entitled to receive the following:

       i.    Severance Payment.  In lieu of any payments under the Company's
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severance plan and subject to the offset set forth below, the Company shall continue to make payments to Executive equal to Executive's salary plus Claremont or equivalent membership fee and a car allowance (to the extent Executive received a car allowance at the time of termination) (the "Severance Payment") for a period of eighteen (18) months (the "Severance Period").

       ii.   Health and Welfare Benefits.  The Company shall continue to
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provide Executive health and welfare benefits (including dependent coverage, as is applicable) during the Severance Period. Such benefits will be discontinued to the extent that Executive receives similar benefits in connection with new employment. Executive will also be entitled to such payments and benefits as may be provided under applicable benefit plans and programs of the Company.

       iii   Method of Payment.  With the exception of the Severance Payment
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made as a result of Executives's Disability or Death, the Severance Payment will be made every two (2) weeks during the Severance Period. In the case of Disability, the Severance Payment will be made every two (2) weeks, offset by the combined amount received by Executive pursuant to (a) the long-term disability coverage, if any, then offered by the Company, (b) state disability insurance, and/or (c) workers compensation insurance. In the case of Executive's death, payment will be made in one lump sum to Executive's estate.

   b.  Other Termination.  If Executive's employment terminates for any reason
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other than as described in Section 4a above, then Employee shall be entitled to receive severance, if any, and any other benefits only as may then be established under the Company's existing severance and benefit plans and policies at the time of such termination.

5. Successors.
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   a.  Company's Successors.  Any successor to the Company (whether direct or
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indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets shall assume this Agreement and agree expressly to perform this Agreement in the same manner and to the same extent as the Company would be required to perform it in the absence of a succession. For all purposes under this Agreement, the term "Company" shall include any successor to the Company's business and/or assets which executes and delivers the assumption agreement described in this subsection (a) or which becomes bound by this Agreement by operation of law.

   b.  Executive's Successors.  This Agreement and all rights of Executive
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hereunder shall inure to the benefit of, and be enforceable by, Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

6. Notice.  Notices and all other communications contemplated by this Agreement
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shall be in writing and shall be deemed to have been duly given when personally delivered; upon delivery when sent by overnight courier; or five(5) days after being mailed by first class mail, return receipt requested and postage prepaid. In the case of the Executive, mailed notices shall be addressed to Executive at the home address which Executive most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Chief Financial Officer.

7. Non-Competition.  During the term of this Executive's employment and for the
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longer of (a) one (1) year following the termination of employment or (b) the
Severance Period the  (the "Non-Competition Period"), Executive shall not

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maintain or enter into any employment position or consulting relationship with a
"Direct Competitor" of the Company, which is generally defined as the business unit, division, subsidiary or individual that offers or sells products or services substantially similar to those offered or sold by the Company ("Competitive Products") during the term of this Agreement. Direct Competitor shall not generally include affiliates, business units, divisions or subsidiaries of any Direct Competitor that do not offer or sell Competitive Products. The classification of any entity as a Direct Competitor shall be at the Company's reasonable discretion. In the event during the Non-Competition Period Executive breaches this Section 7, Executive agrees that all obligations of the Company to make the Severance Payment, shall immediately terminate and Executive shall repay to the Company an amount equal to the after tax proceeds to Executive of any Severance Payments paid to date.

8. Solicitation of Employees.  Executive agrees that for the longer of (a) one
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(1) year following termination of Executive's employment or (b) the Severance
Period with the Company, Executive shall not either directly or indirectly solicit, induce, recruit, or encourage any of the Company's employees to leave their employment, or take away such employees, or attempt to solicit, induce, recruit, encourage or take away employees of the Company, either for Executive or for any other person or entity.

9. Miscellaneous Provisions.
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   a.  Waiver.  No provision of this Agreement shall be modified, waived or
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discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Executive and an officer or a director of the Company authorized by the Board of Directors. No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

   b.  Whole Agreement.  No agreements, representations or understandings
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(whether oral or written and whether express or implied) regarding severance which are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereof. With the exception of the terms in paragraphs 2, 3, 14, and 15, contained in Executive's employment agreement dated August 1, 1992 (the "Employment Agreement") which terms are modified by this Agreement, said Employment Agreement remains in full force and effect and Executive's "at will" employment is not changed. IA acknowledges that the Severance Payment provided for in this Agreement is not "other compensation" and will not be governed by paragraph 4 of the Employment Agreement.

   c.  Choice of Law.  The validity, interpretation, construction and
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performance of this Agreement shall be governed by the laws of the State of
California.

   d.  Severability.  The invalidity or unenforceability of any provision or
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provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

   e.  Arbitration.  Any dispute or controversy arising under or in connection
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with this Agreement shall be settled exclusively by arbitration in San
Francisco, California, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

   f.  No Assignment of Benefits.  The rights of any person to payments or
       -------------------------
benefits under this Agreement shall not be made subject to option or assignment, either by voluntary or involuntary assignment or by operation of law, including (without limitation) bankruptcy, garnishment, attachment or other creditor's process, and any action in violation of this subsection (f) shall be void.

   g.  Limitation of Remedies.  If the Executive's employment terminates for any
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reason, the Executive shall not be entitled to any payments, benefits, damages, awards or compensation other than as provided by this Agreement.

   h.  Employment Taxes.  All payments made pursuant to this Agreement will be
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subject to withholding of applicable taxes.

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   i.  Counterparts.  This Agreement may be executed in counterparts, each of
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which shall be deemed an original, but all of which together will constitute one and the same instrument.

   j.  Representation by Counsel.  Executive represents that Executive has had
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the opportunity to seek and has been represented by independent legal counsel in connection with entering into the Agreement.

       IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer.


IA Corporation I


/s/ David M. Winkler                     /s/ C.V. Ravi
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                                         Executive's Signature
V.P./CFO                                 C. V. Ravi
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Title

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